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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          September 25, 1997



                          Moonlight International Corp.
               (Exact name of registrant as specified in charter)


   Delaware                         0-26070                  13-3859185
(State or Other                  (Commission               (IRS Employer
Jurisdiction of                  File Number)             Identification
Incorporation)                                                Number)


19 Reynolds Street, East Norwalk, Connecticut                  06855
(Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code          203-854-1000



          (Former name or former address, if changed since last report)


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ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

      The following information is furnished in accordance with Item 701 of Regulation S-B as to all equity securities of the registrant sold by the registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

A. TITLE AND AMOUNT OF SECURITIES SOLD AND THE DATE OF THE TRANSACTION - 2,598,166 shares of $.0001 par value common stock sold at $.30 per share for gross proceeds of $779,450. Wiring of net proceeds to Registrant was completed on September 25, 1997 after deductions indicated in Item 9 C below with the Registrant thereafter, on October 2, 1997 instructing its transfer agent to issue the underlying shares of common stock.

B.    NAME OF THE PLACEMENT AGENT(S) IS - None

C. CONSIDERATION RECEIVED - Total gross consideration of $779,450 was disbursed as follows: (a) partial payment of outstanding legal fees of $10,000, (d) fees relating to offering $1,340 and (e) the balance of $768,110 being paid directly to Registrant..

D. PERSONS OR CLASSES OF PERSONS TO WHOM THE SECURITIES WERE SOLD AND EXEMPTION FROM REGISTRATION CLAIMED - Non-U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o), which person(s) has warranted and represented in an Off-Shore Securities Subscription Agreement that he or it is eligible to utilize such exemptions as afforded to non-U.S. persons in accordance with aforesaid Regulation S under the Act.


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                                   SIGNATURES




      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MOONLIGHT INTERNATIONAL CORP.


                                                /M. Walter Levine/
Date October 3, 1997                      By_____________________________
                                            M. Walter Levine, Secretary


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